     As filed with the Securities and Exchange Commission on July 2, 2001
                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               CYTYC CORPORATION
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  02-0407755
--------------------------------------------------------------------------------
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                    85 Swanson Road, Boxborough, MA  01719
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                ---------------

                       1995 Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                           (Full Title of the Plan)

                                ---------------

                              PATRICK J. SULLIVAN
                     President and Chief Executive Officer
                               Cytyc Corporation
                                85 Swanson Road
                             Boxborough, MA  01719
                                (978) 263-8000
--------------------------------------------------------------------------------
                     (Name, Address and Telephone Number,
                  including Area code, of Agent For Service)

                                ---------------

                                   Copy to:

                           JONATHAN M. MOULTON, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
 Title Of                                                  Maximum           Maximum
Securities                                  Amount        Offering          Aggregate           Amount of
   To Be                                    To Be         Price Per          Offering         Registration
Registered                              Registered(1)       Share             Price                Fee
-------------------------------------------------------------------------------------------------------------------
1995 Employee Stock Purchase Plan
Common Stock (par value $.01 per
share)

TOTAL                                600,000 (1)          $22.755         $13,653,000            $3,413.25
===================================================================================================================

   (1) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h), the proposed maximum offering price of $22.755 per share, which is the average of the high and low prices of the common stock of the Company reported on the Nasdaq National Market on June 26, 2001, is set forth solely for purposes of calculating the filing fee.
================================================================================

   This Registration Statement registers additional securities of the same class as other securities for which the Company's Registration Statement on Form S-8 (File No. 333-2196), as filed with the Securities and Exchange Commission (the "Commission") on March 8, 1996 relating to the Company's 1988 Stock Plan, 1989 Stock Plan, 1995 Non-Employee Director Stock Option Plan, 1995 Employee Stock Purchase Plan and 1995 Stock Plan, the Company's Registration Statement on Form S-8 (File No. 333-22675), as filed with the Commission on March 3, 1997 relating to the Company's 1995 Stock Plan, the Company's Registration Statement on Form S-8 (File No. 333-59291), as filed with the Commission on July 17, 1998 relating to the Company's 1995 Stock Plan, the Company's Registration Statement on Form S-8 (File No. 333-82925), as filed with the Commission on July 15, 1999 relating to the Company's 1995 Stock Plan, the Company's Registration Statement on Form S-8 (File No. 333-38644), as filed with the Commission on June 6, 2000 relating to the Company's 1995 Stock Plan, and the Company's Registration Statement on Form S-8 File No. (333-59172), as filed with the Commission on April 18, 2001 relating to the Company's 1995 Stock Plan, are effective. Pursuant to General Instruction E to Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

   The Company previously registered under the Securities Act an aggregate of 840,000 shares of Common Stock offered pursuant to the 1995 Employee Stock Purchase Plan pursuant to a Registration Statement on Form S-8 (File No. 333-
2196) filed with the Commission on March 8, 1996 which is incorporated in this Registration Statement by reference.

   The following documents filed with the Commission are incorporated by reference in this Registration Statement:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

   (b) The Company's Quarterly Report filed in Form 10-Q for the fiscal quarter ended March 31, 2001 filed pursuant to the Exchange Act; and

   (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on January 16, 1996.

   All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

Exhibit No.  Description of Exhibit
-----------  ----------------------
    5 (1)    Opinion of Testa, Hurwitz & Thibeault, LLP

 23.1 (1)    Consent of Arthur Andersen LLP

 23.2 (1)    Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)

 24.1 (1) Power of Attorney (included as part of the signature page to this Registration Statement)
------------
(1)  Filed herewith.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boxborough, Commonwealth of Massachusetts, on this 2nd day of July, 2001.

                               CYTYC CORPORATION


                               By:  /s/ Patrick J. Sullivan
                                    -------------------------------------
                                    Patrick J. Sullivan
                                    President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

   We, the undersigned officers and directors of Cytyc Corporation, hereby severally constitute and appoint Patrick J. Sullivan and Robert L. Bowen, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Cytyc Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Capacity                                 Date
---------                  --------                                 ----

/s/ Patrick J. Sullivan    President, Chief Executive         July 2, 2001
-----------------------    Officer and Vice Chairman
Patrick J. Sullivan        of the Board (Principal
                           Executive Officer)


/s/ Robert L. Bowen        Vice President,                    July 2, 2001
-----------------------    Chief Financial Officer and
Robert L. Bowen            Treasurer (Principal Financial
                           and Accounting Officer)


/s/ Sally W. Crawford      Director                           July 2, 2001
-----------------------
Sally W. Crawford


/s/ Alfred J. Battaglia    Director                           July 2, 2001
-----------------------
Alfred J. Battaglia

Signature                  Capacity                                 Date
---------                  --------                                 ----

/s/ William G. Little      Director                           July 2, 2001
-------------------------
William G. Little


/s/ C. William McDaniel    Vice Chairman of the Board         July 2, 2001
-------------------------
C. William McDaniel


/s/ Anna S. Richo          Director                           July 2, 2001
-------------------------
Anna S. Richo


/s/ Monroe E. Trout, M.D.  Chairman of the Board              July 2, 2001
-------------------------
Monroe E. Trout, M.D.


/s/ Walter E. Boomer       Director                           July 2, 2001
-------------------------
Walter E. Boomer


/s/ William H. Longfield   Director                           July 2, 2001
-------------------------
William H. Longfield

                                 EXHIBIT INDEX
                                 -------------

    Exhibit        Description of Exhibit
    -------        ----------------------

      5 (1)        Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1 (1)        Consent of Arthur Andersen LLP

   23.2 (1)        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5)

   24.1 (1) Power of Attorney (included as part of the signature page to this Registration Statement)
--------------------
(1)  Filed herewith.